                                                                    EXHIBIT 99.2



                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. "1350

                  Solely for the purposes of complying with 18 U.S.C. "1350, I, the undersigned Executive Vice President and Chief Financial Officer of Visteon Corporation (the "Company"), hereby certify, based on my knowledge, that Amendment to Quarterly Report on Form 10-Q/A of the Company for the quarter ended March 31, 2002 (the "Amendment"), fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Daniel R. Coulson
-------------------------
Daniel R. Coulson
August 12, 2002